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                                                                   EXHIBIT 11.a.





                                        March 13, 1996



Market Street Fund, Inc.
1600 Market Street
Philadelphia, PA  19103

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 14 to Form N-1A for Market Street Fund, Inc. (File No. 2-98755). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,


                                        SUTHERLAND, ASBILL & BRENNAN



                                        By: /s/ Stephen E. Roth, Esq.
                                            --------------------------
                                            Stephen E. Roth, Esq.

LFB/pn